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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Communications Sales & Leasing, Inc. of our report dated March 12, 2015 relating to the special purpose statement of assets contributed and liabilities assumed and special purpose statements of revenues and direct expenses of the Competitive Local Exchange Carrier Business of Windstream Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
July 2, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM